EXBHIBIT 10.6

                      Nassau International Consultants Inc.
                             752a Hempstead Turnpike

                                    Suite 206
                         Franklin Square, New York 11010

This consulting agreement (this "Agreement") is made this 4th day of February, 2004, between Siteworks,Inc., an NQB pink sheet public company ("SRKS"), having a principal place of business located at 2534 N Miami Avenue, Miami Florida and [Nassau International Consultants Inc.], having a principal residence at 752a Hempstead Turnpike, Franklin Square, New York 11010 (collectively the "Parties" and each individually a "Party").

                                    RECITALS:

NASSAU INTERNATIONAL CONSULTANTS INC is a consulting firm whose principal place of business is located in New York, [state]; and

SRKS desires to retain NASSAU INTERNATIONAL CONSULTANTS INC as a business development and marketing consultant.

NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each Party, the Parties, intending to be legally bound, hereby agree as follows:

I. Recitals. The Parties agree that the foregoing recitals are true and correct and are incorporated herein by reference.

II. Engagement. SRKS hereby engages NASSAU INTERNATIONAL CONSULTANTS INC and NASSAU INTERNATIONAL CONSULTANTS INC hereby accepts such engagement upon the terms and conditions set forth in this Agreement.

         A. Duties: NASSAU INTERNATIONAL CONSULTANTS INC is engaged by SRKS as a business development and marketing consultant, to represent SRKS and its business in the United States; to assist SRKS in expanding its business operations in "business consulting" services and trade. NASSAU INTERNATIONAL CONSULTANTS INC will report directly to the Chief Executive Officer ("CEO") of SRKS. The term of this Agreement begins immediately.


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         B.       Terms: Subject to the terms of this Agreement relating to
                  termination, this Agreement shall continue in full force and effect for a term of six(6) months from the date hereof, and may be renewed for successive periods of six (6) months thereafter by the mutual written agreement of the Parties hereto made at least one (1) month prior to the expiration of such term.

           C. Fee Structure:

                  1. Time is of the Essence: Time is of the essence with respect to the Parties' respective obligations under this Agreement.

                  2. Amount of Fee: SRKS hereby agrees to issue to NASSAU INTERNATIONAL CONSULTANTS INC, and NASSAU INTERNATIONAL CONSULTANTS INC agrees to accept from SRKS, one million five hundred thousand (1,500,000) shares of common stock of SRKS, as discussed.

                  3. Timing of Payment of Fee: Any and all fees due to NASSAU INTERNATIONAL CONSULTANTS INC under this Agreement shall be paid upon completion of the work.

         D. Expense Reimbursement: SRKS shall reimburse NASSAU INTERNATIONAL CONSULTANTS INC for all reasonable expenses incurred. Expenses and materials reimbursements shall be made promptly upon submission of an expense report to SRKS.

         E. Independent Contractors: In all matters relating to this Agreement and otherwise, the Parties hereto shall be and act as independent contractors, neither shall be the employee or agent of the other, and each shall assume any and all liabilities for its own acts. As a result of his independent contractor status, NASSAU INTERNATIONAL CONSULTANTS INC, and not SRKS, shall be responsible for any and all income taxes and any and all other employment related taxes or assessments which may be required of NASSAU INTERNATIONAL CONSULTANTS INC in his jurisdiction. Neither Party shall have any authority to create any obligations, express or implied, on behalf of the other Party and neither Party shall have any authority to represent the other Party as an employee or in any capacity other than as herein provided.

III. Termination: This Agreement may be terminated by written notice of either Party hereto forwarded to the other Party hereto. This Agreement shall be binding on the Parties hereto for the Term provided herein, unless terminated as provided herein.

IV.      Arbitration:      Any  controversy  or claim arising out of or relating
         to this Agreement, or the breach thereof, or its interpretation or effectiveness, and which is not settled between the Parties themselves, shall be settled by binding arbitration in New York and judgment upon the award may be entered in any court having jurisdiction thereof. Nothing, however, contained herein shall limit SRKS's rights to injunctive relief as set out in Paragraph V of this Agreement. The prevailing Party in any litigation, arbitration or mediation relating to collection of fees, or any other matter under this Agreement, shall be entitled to recover all its costs, if any, including without limitation, reasonable attorney's fees, from the other Party for all matters, including, but no limited to, appeals.
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V.       Injunctive Relief: NASSAU INTERNATIONAL CONSULTANTS INC agrees that his violation or threatened violation of any of the provisions of this Agreement shall cause immediate and irreparable harm to SRKS and, in such event, an injunction restraining NASSAU INTERNATIONAL CONSULTANTS INC from such violation may be entered against NASSAU INTERNATIONAL CONSULTANTS INC in addition to any other relief available to SRKS.

VI. Representations and Warranties: NASSAU INTERNATIONAL CONSULTANTS INC represents, warrants, covenants and agrees that NASSAU INTERNATIONAL CONSULTANTS INC has a right to enter into this Agreement; that NASSAU INTERNATIONAL CONSULTANTS INC is not a Party to any agreement or understanding, whether written or oral, which would prohibit NASSAU INTERNATIONAL CONSULTANTS INC's performance of his obligations hereunder; and NASSAU INTERNATIONAL CONSULTANTS INC is not in possession of any proprietary information belonging to another Party which NASSAU INTERNATIONAL CONSULTANTS INC is legally prohibited from using. A breach of this Paragraph VI shall be ground for immediate termination of this Agreement.

VII. Indemnification and Hold Harmless Clause: NASSAU INTERNATIONAL CONSULTANTS INC agrees to indemnify and hold SRKS and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending
         investigation, action, proceeding or dispute whether or not SRKS or any such other Indemnified Person is a party to such
         investigation, action, proceeding or dispute, arising out of
         SRKS's entering into or performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include SRKS's and/or any such other
         Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in, and the cost of SRKS's personnel whose time is spent in connection with, such
         investigations, actions, proceedings or disputes which fees, expenses and costs shall be periodically reimbursed to SRKS and/or to any such other Indemnified Person by NASSAU INTERNATIONAL
         CONSULTANTS INC as they are incurred; provided, however, that the indemnity herein set forth shall not apply to an Indemnified
         Person where a court of competent jurisdiction has made a final determination that such Indemnified Person acted in a grossly negligent manner or engaged in willful misconduct in the
         performance of the services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth shall apply and NASSAU INTERNATIONAL CONSULTANTS INC shall perform its obligations hereunder to reimburse RWNT and/or each such other Indemnified Person periodically for its, his or their fees, expenses and costs as they are incurred). NASSAU INTERNATIONAL CONSULTANTS INC also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to NASSAU INTERNATIONAL CONSULTANTS INC for or in connection with any act or omission to act as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by
         NASSAU INTERNATIONAL CONSULTANTS INC that is found in a final determination by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.
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         If for any reason, the foregoing indemnification is unavailable to SRKS or any such other Indemnified Person or insufficient to hold it harmless, then NASSAU INTERNATIONAL CONSULTANTS INC shall contribute to the amount paid or payable by SRKS or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by NASSAU INTERNATIONAL CONSULTANTS INC and its shareholders on the one hand and SRKS or any such other Indemnified Person on the other hand, but also the relative fault of NASSAU INTERNATIONAL CONSULTANTS INC and SRKS or any such other Indemnified Person, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by SRKS and any such other Indemnified Person hereunder exceed the amount of fees actually received by SRKS pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of NASSAU INTERNATIONAL CONSULTANTS INC hereinabove set forth shall be in addition to any liability which NASSAU INTERNATIONAL CONSULTANTS INC may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of NASSAU INTERNATIONAL CONSULTANTS INC, SRKS and any other Indemnified Person.

         The terms and conditions hereinabove set forth shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.

VIII. Notice: Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the Parties' respective addresses herein above set forth. Each Party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent.

IX. Survival: The covenants contained in this Agreement shall survive the termination of this Agreement, for whatever reason, and shall be binding on the Parties.

X. Binding Effect: The terms of the Agreement shall be binding upon the respective Parties hereto, their heirs, their owners, co-owners, partners, associates, employers, affiliates, subsidiaries, parent companies, nominees, representatives, employees, agents, consultants and successors and assigns.

XI. Assignment: This Agreement and the rights and obligations hereunder may not be assigned or delegated by either Party without the prior consent of the other Party.

XII. Choice of Law: This Agreement is made in New York, and all questions related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder, shall be governed and controlled by the laws of New York.
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XIII.    Venue: The state of New York shall be proper venue for any and all litigation and other proceeds involving this Agreement.

XIV. Counterparts: This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement.

XV. Severability: In the event that any term, covenant, or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or non enforceable, shall not be affected thereby; and each term, covenant, or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

XVI. Modification: No amendment, modification, or waiver of this Agreement or any provision hereof shall be valid unless in writing duly signed by the Parties hereto, which writing specifically refers to this Agreement and states that it is an amendment, modification, or waiver.

XVII. Entire Agreement: This Agreement represents the entire agreement between the Parties to this Agreement concerning its subject matter, and any and all prior representations and agreements with respect to such subject matter, if any, are merged herein and are superseded by this Agreement.

XVII. Construction: Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine, or neuter as the context requires.

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the day and year first above written.

                                  SiteWorks, Inc.

Date: February 4, 2004            By:  /s/ C Michael Nurse



                                  --------------------
                                  CEO & Chairman

Date: February 4, 2004            By:  /s/ Nassau International Consultants Inc



                                  -----------------------
                                  Nassau International Consultants Inc

                                  Ss/  Keith J McNally